Exhibit (a)(1)(C)

Notice of Guaranteed Delivery

for

Offer to Purchase for Cash

All Outstanding Shares of Common Stock

of

NUMERICAL TECHNOLOGIES, INC.

at

$7.00 Net Per Share

by

NEON ACQUISITION CORPORATION

a wholly owned subsidiary of

SYNOPSYS, INC.

Do not use for signature guarantees

This form of notice of guaranteed delivery, or a form substantially equivalent to this form, must be used to accept the offer of Neon Acquisition Corporation, a Delaware corporation and a wholly owned subsidiary of Synopsys, Inc., a Delaware corporation, to purchase all outstanding shares of common stock, par value $0.0001 per share (“Shares”), of Numerical Technologies, Inc., a Delaware corporation (the “Company”), for $7.00 per Share, net to the seller in cash, without interest thereon and less any required withholding taxes, as described in the Offer to Purchase dated January 23, 2003 and the related Letter of Transmittal if:

•	certificates representing shares of Numerical Technologies, Inc. common stock (“Share Certificates”) are not immediately available,

•	the procedures for book-entry transfer cannot be completed prior to the expiration date of the offer, or

•	if time will not permit all required documents to reach Computershare Trust Company of New York, the depositary for the offer (the “Depositary”), prior to the expiration date.

The term “expiration date” means 12:00 midnight, New York City time on Thursday, February 20, 2003, or, if the offer is extended, the latest time and date at which the offer, as extended, will expire. Such form may be delivered by hand or transmitted via facsimile or mailed to the Depositary and must include a guarantee by an Eligible Institution (as defined below). See Section 3 of the Offer to Purchase.

The Depositary for the Offer is:

By Mail:	By Facsimile Transmission:	By Hand or Overnight Courier:

Computershare Trust Company of New York Wall Street Station P.O. Box 1010 New York, NY 10268-1010	For Eligible Institutions Only: (212) 701-7636 For Confirmation Only Telephone: (212) 701-7624	Computershare Trust Company of New York Wall Street Plaza 88 Pine Street, 19th Floor New York, NY 10005

Delivery of this Notice of Guaranteed Delivery to an address other than as set forth above, or transmission of instructions via facsimile to a number other than as set forth above will not constitute a valid delivery.

This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an Eligible Institution under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

Ladies and Gentlemen:

The undersigned hereby tenders to Neon Acquisition Corporation, a Delaware corporation (“Purchaser”) and a wholly owned subsidiary of Synopsys, Inc., a Delaware corporation (“Synopsys”), upon the terms and subject to the conditions set forth in the Offer to Purchase, dated January 23, 2003 (the “Offer to Purchase”), and the related Letter of Transmittal (which, as amended or supplemented from time to time, together constitute the “Offer”), receipt of which is hereby acknowledged, the number of Shares indicated below pursuant to the guaranteed delivery procedure set forth in Section 3 of the Offer to Purchase.

Number of Shares Tendered

Share Certificate Numbers (if available)

If Shares will be delivered by book-entry transfer:

Name of Tendering Institution

DTC Participant Number

Transaction Code Number

Date:

Name(s) of Record Holder(s)

(Please Print or Print)

Address(es)

(Including Zip Code)

Area Code and Telephone Number

Signature(s)

GUARANTEE
(Not to be used for signature guarantee)

The undersigned, a member in good standing of a recognized Medallion Program approved by the Securities Transfer Association, Inc., including the Security Transfer Agents Medallion Program, the New York Stock Exchange Medallion Signature Program and the Stock Exchange Medallion Program (each, an “Eligible Institution”), hereby guarantees that either the Share Certificates representing the Shares tendered hereby, in proper form for transfer, or timely confirmation of a book-entry transfer of such Shares into the Depositary’s account at The Depositary Trust Company (pursuant to the procedures set forth in Section 3 of the Offer to Purchase), together with a properly completed and duly executed Letter of Transmittal (or facsimile thereof) with any required signature guarantees (or, in the case of a book-entry transfer, an Agent’s Message (as defined in the Offer to Purchase)) and any other documents required by the Letter of Transmittal, will be received by the Depositary at one of its addresses set forth above within three (3) Nasdaq National Market trading days after the date of execution hereof.

The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal, Share Certificates and/or any other required documents to the Depositary within the time period shown above. Failure to do so could result in a financial loss to such Eligible Institution.

Name of Firm

Address

(Including Zip Code )

Area Code and Telephone No.

(Authorized Signature)

Name
(Please Type or Print)

Title

Dated

NOTE:	Do not send Share Certificates with this Notice of Guaranteed Delivery. Share Certificates are to be delivered with the Letter of Transmittal.

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